ATWOOD MINERALS INC., AND UNAUDITED
PRO FORMA CONDENSED FINANCIAL STATEMENTS

On April 20, 2010, Atwood Minerals Inc., (“Atwood”) entered into a Securities Purchase Agreement (“Purchase Agreements”) with UDM USA, LLC and Phreadz USA, LLC and the unit holders of UDM USA, LLC and Phreadz USA, LLC. The closing of the transactions contemplated in the Purchase Agreement and the acquisition of all the issued and outstanding units in the capital of UDM USA, LLC and Phreadz USA, LLC occurred on April 27, 2010. In accordance with the Purchase Agreement, Atwood issued 43,318,400 common shares to the unit holders of Phreadz USA, LLC and UDM USA, LLC, in exchange for the acquisition by Atwood, of all of the 27,074 units held by the members of UDM USA, LLC and all of the 27,074 units held by the members of Phreadz USA, LLC, on the basis of 800 common shares of Atwood for every unit of UDM USA, LLC and Phreadz USA, LLC.

The following unaudited pro forma condensed financial statements of Atwood (the “Company”) have been prepared to indicate how the financial statements of the Company might have looked if the reverse merger with UDM USA, LLC and Phreadz USA, LLC and transactions related to that Reverse Merger had occurred as of the period ended February 28, 2010.

The pro forma condensed financial statements have been prepared using the unaudited historical financial statements of the Company and UDM USA, LLC and Phreadz USA, LLC, for the period ended February 28, 2010.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of the Company and UDM USA, LLC and Phreadz USA, LLC. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative or of financial condition of results of operations that may be reported in the future.

ATWOOD MINERALS., AND UNAUDITED
PRO FORMA CONDENSED BALANCE SHEET
FEBRUARY 28, 2010

	UDM USA, LLC	Phreadz USA, LLC	Atwood Minerals	Adjustments	Notes	Combined
ASSETS
Current
Cash	$2,149	$2,269	$-			4,418
Accounts receivable	-	761				761
Prepaid	12,500	12,500	-			25,000
	14,649	15,530	-			30,179
Capital Assets	-	-	-			-
Intellectual Property	-	-	-			-
	14,649	15,530	-			30,179

LIABILITIES AND EQUITY

Current
Accounts payable	$88	$116,965	$52274			169,327
Accrued liabilities	-	-	2,829			2,829
Due to a related party	-	-	57,509			57,509
Interest payable	20,155	20,231	-			40,386
Note payable	339,500	339,500	-			679,000
	359,743	476,696	112,612			949,051
Long term note payable	135,000	135,000	-			270,000
	494,743	611,696	112,612			1,219,051

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Preferred Stock	-	-	-			-
Common Stock	235	235	42,700	10,136	(a)(b)(c)	53,306
Member Subscription Receivable	(144)	(235)		(71)	(a)	(450)
Additional Paid in Capital	4,999,922	-	57,633	1,293,134	(a)(b)(c)	6,350,689
Deficit Accumulated During Development Stage	(5,480,107)	(596,166)	(212,945)	(1,303,199)	(a)(b)(c)	(7,592,417)
Total Stockholders’ Equity (Deficiency)	(480,094)	(596,166)	(112,612)	-		(1,188,872)
Total Liabilities and Stockholders’ Equity (Deficiency)	$14,649	$15,530	$-	-		30,179

(a) Issuance of  43,318,400 shares to UDM USA, LLC and Phreadz USA, LLC unit holders in consideration for Purchase Agreement and cancellation of  32,712,176 common shares of the former directors of Atwood Minerals Inc.
 (b) In connection with the acquisition of Phreadz USA, LLC and UDM USA, LLC the cost was determined using the last trade of Atwood Minerals Inc. common stock on March 30, 2010 of $0.035 per share.
(c) Acquisitions are being accounted for as a reverse acquisition and recapitalization of the Company for financial accounting purposes

ATWOOD MINERALS., AND UNAUDITED
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2010

	UDM USA, LLC	Phreadz USA, LLC	Atwood Minerals	Adjustments	Notes	Combined
REVENUE
Gross revenue	$-	$-	$-			$-
	$-	$-	$-			$-
EXPENSES
G&A	33,671	27,163	256			61,090
Consulting fees	262,371	279,452	-			541,823
Travel	49,542	22,171	-			71,713
Professional fees	-	125,745	14,810			140,555
Net Loss for the period	345,584	454,531	15,066			815,181

OTHER INCOME (LOSS)
Interest expense (Related Party)	44,627	44,626	,-			89,253
Goodwill impairment	-	-	-	1,516,144		1,516,144
Writedown of goodwill on acquisition	5,000,000	-	-			5,000,000
Net (Income) Loss	$5,390,211	$499,157	$15,066	$1,516,144		$7,420,578